Exhibit 32

                                CERTIFICATION PURSUANT TO
                                 18 U.S.C. SECTION 1350,
                                 AS ADOPTED PURSUANT TO
                     SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the "Report") of Alpine Air Express, Inc. (the "Company") on Form 10-QSB for the quarter ending January 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Eugene R. Mallette, Chief Executive Officer and Don T. Squire Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Dated: 3/16/2007                       /s/ Eugene R. Mallette
      ----------                       ---------------------------
                                       Eugene R. Mallette
                                       Chief Executive Officer

Dated: 3/16/2007                       /s/ Don T. Squire Jr.
      ----------                       ---------------------------
                                       Don T. Squire Jr.
                                       Chief Financial Officer